Exhibit 99.5

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2024

(Amounts expressed in United States dollars, except for number of shares)

			Pro forma adjustments
	WaveDancer	Firefly Neuroscience	Tellenger Sale Transaction		Wind-down of WaveDancer Corporate		Merger Adjustments		Pro Forma Combined FS
	As reported	As reported		Notes		Notes		Notes
Assets
Current assets
Cash and cash equivalents	$563,324	$1,638,000	$1,500,000	(a)	$(1,424,984)	(d)	$3,500,000	(k)	$5,776,340
Accounts receivable, net	776,025	84,000	(776,025)	(b)	-		-		84,000
Prepaid expenses and other current assets	220,594	38,000	(128,916)	(b)	-		-		129,678
Total current assets	$1,559,943	$1,760,000	$595,059		$(1,424,984)		$3,500,000		$5,990,018
Fixed assets, net	49,628	60,000	(31,569)	(b)	(18,059)		-		60,000
Prepaid expenses – non-current	-	-	-		-		79,578	(l)	3,004,578
	-	-	-		-		2,925,000	(m) (n) (t) (u)	-
Intangible assets, net	961,478	517,000	(961,478)	(b)	-		-		517,000
Other assets	18,419	-	(5,706)	(b)	-		-		12,713
Right-of-use operating lease asset	50,154	-	-		(50,154)	(f)	-		-
Goodwill	1,125,101	-	(1,125,101)	(b)	-		-		-
Total assets	$3,764,723	$2,337,000	$(1,528,795)		$(1,493,197)		$6,504,578		$9,584,309
Liabilities and stockholders’ equity
Current liabilities
Accounts payable and other current liabilities	1,376,203	2,171,000	(436,953)	(b)	(939,250)	(e)	400,000	(o)	2,413,592
	-	-	-		-		(112,408)	(p)	-
	-	-	-		-		(45,000)	(q)	-
Revolving line of credit	500,000	-	-		(500,000)	(h)	-		-
Operating lease liability	78,778	-	-		(78,778)	(f)	-		-
Contract liabilities	85,035	-	(85,035)	(b)	-		-		-
Related party payable	-	175,000	-		-		-		175,000
Total current liabilities	$2,040,016	$2,346,000	$(521,988)		$(1,518,028)		$242,592		$2,588,592
Deferred tax liabilities (benefit), net	16,187	-	(247,208)	(b)	-		231,021	(g)	-
Total liabilities	$2,056,203	$2,346,000	$(769,196)		$(1,518,028)		$473,613		$2,588,592
Stockholders’ equity
Share capital and additional paid in capital	36,572,917	77,737,000	-		(36,572,917)	(i)	3,500,000	(k)	86,217,318
	-	-	-		973,752	(j)	184,766	(l)	-
	-	-	-		-		2,925,000	(m) (n) (t) (u)	-
	-	-	-		-		109,966	(p)	-
	-	-	-		-		45,000	(q)	-
	-	-	-		-		341,834	(s)	-
	-	-	-		-		400,000	(r)	-
Treasury stock	(965,211)	-	-		965,211	(i)	-		-
Accumulated deficit	(33,899,186)	(77,746,000)	(759,599)	(c)	34,658,785	(i)	(400,000)	(o)	(79,221,601)
	-	-	-		-		(105,188)	(l)	-
	-	-	-		-		2,442	(p)	-
	-	-	-		-		(231,021)	(g)	-
	-	-	-		-		(400,000)	(r)	-
	-	-	-		-		(341,834)	(s)	-
Total stockholders’ equity	$1,708,520	$(9,000)	$(759,599)		$24,831		$6,030,965		$6,995,717
Total liabilities and stockholders’ equity	$3,764,723	$2,337,000	$(1,528,795)		$(1,493,197)		$6,504,578		$9,584,309

See accompanying notes to the unaudited pro forma condensed combined financial statements

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended March 31, 2024

(Amounts expressed in United States dollars, except for number of shares)

			Pro forma adjustments
	Wave Dancer As reported	Firefly Neuroscience As reported	Merger Adjustments	Notes	Wind-down of WaveDancer Corporate	Notes	Tellenger Sale Transaction	Notes	Pro Forma Combined FS
Revenue	$1,915,372	$12,000	-		-		$(1,915,372)	(b)	$12,000
Cost of revenue	1,216,114	-	-		-		(1,216,114)	(b)	-
Gross profit	$699,258	$12,000	-		-		$(699,258)		$12,000
Operating expenses
Sales and marketing	120	249,000	-		(120)	(a)	-		249,000
General and administrative	1,320,677	565,000	218,857	(c)	(1,007,707)	(a)	(312,970)	(b)	783,857
Depreciation and amortization	52,432	-	-		(3,948)	(a)	(48,484)	(b)	-
Research and development	-	289,000	-		-		-		289,000
Total operating expenses	$1,373,229	$1,103,000	$218,857		$(1,011,775)		$(361,454)		$1,321,857
Loss from operations	$(673,971)	$(1,091,000)	$(218,857)		$1,011,775		$(337,804)		$(1,309,857)
Other income (expense)
Interest expense, bank fees, net	(10,743)	(2,000)	-		10,743	(a)	-		(2,000)
Gain on lease termination	6,419	-	-		-		(6,419)	(b)	-
Unrealized loss on foreign exchange	-	(28,000)	-		-		-		(28,000)
Other income (expense)	4,345	(1,000)	-		(4,335)	(a)	(10)	(b)	(1,000)
Total other income (expense)	$21	$(31,000)	-		$6,408		$(6,429)		$(31,000)
Loss from operations before income taxes	(673,950)	(1,122,000)	(218,857)		1,018,183		(344,233)		(1,340,857)
Income tax expense	-	-	-		-		-		-
Net loss	$(673,950)	$(1,122,000)	$(218,857)		$1,018,183		$(344,233)		$(1,340,857)

Basic and diluted weighted average common stock outstanding	2,013,180								24,188,979
Basic and diluted net loss per share	(0.33)								(0.06)

See accompanying notes to the unaudited pro forma condensed combined financial statements

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2023

(Amounts expressed in United States dollars, except for number of shares)

			Pro forma adjustments
	Wave Dancer As reported	Firefly Neuroscience As reported	Merger Adjustments	Notes	Wind-down of WaveDancer Corporate	Notes	Tellenger Sale Transaction	Notes	Pro Forma Combined FS
Revenue	$7,981,975	$498,000	-		-	(b)	$(7,981,975)	(c)	$498,000
Cost of revenue	5,367,678	-	-		(1,000)	(b)	(5,366,678)	(c)	-
Gross profit	$2,614,297	$498,000	-		$1,000		$(2,615,297)		$498,000
Operating expenses
Sales and marketing	2,233	639,000	-		(1,793)	(b)	(440)	(c)	639,000
General and administrative	5,622,663	2,196,000	400,000	(a)	(4,232,547)	(b)	(1,390,116)	(c)	3,775,548
	-	-	400,000	(d)	-		-		-
	-	-	779,548	(e)	-		-		-
Depreciation and amortization	217,236	-	-		(15,791)	(b)	(201,445)	(c)	-
Research and development	-	741,000	-		-		-		741,000
Total operating expenses	$5,842,132	$3,576,000	$1,579,548		$(4,250,131)		$(1,592,001)		$5,155,548
Loss from operations	$(3,227,835)	$(3,078,000)	$(1,579,548)		$4,251,131		$(1,023,296)		$(4,657,548)
Other income (expense)
Interest expense, net	(103,256)	(18,000)	-		103,229	(b)	27	(c)	(18,000)
Gain on sale of equity investment and settlement of contingent consideration payable	382,525	-	-		(382,525)	(b)	-		-
Gain on litigation settlement	1,442,468	-	-		(1,442,468)	(b)	-		-
Unrealized gain on foreign exchange	-	37,000	-		-		-		37,000
Other income (expense)	10,596	457,000	2,442	(f)	(10,749)	(b)	153	(c)	459,442
	-	-	(326,906)	(g)	-		-		(326,906)
Total other income (expense)	$1,732,333	$476,000	$(324,464)		$(1,732,513)		$180		$151,536
Loss from continuing operations before income taxes and equity in net loss of affiliate	$(1,495,502)	$(2,602,000)	$(1,904,013)		$2,518,618		$(1,023,116)		$(4,506,013)
Income tax (benefit) expense	(42,585)	1,000	-		307,733	(b)	(265,148)	(c)	1,000
Net loss from continuing operations before equity in net loss of affiliate	$(1,452,917)	$(2,603,000)	$(1,904,013)		$2,210,885		$(757,968)		$(4,507,013)
Equity in net loss of affiliate	(245,525)	-	-		245,525		-		-
Net loss from continuing operations	$(1,698,442)	$(2,603,000)	$(1,904,013)		$2,456,410		$(757,968)		$(4,507,013)
Loss from discontinued operations	(335,993)	-	-		335,993		-		-
Net loss	$(2,034,435)	$(2,603,000)	$(1,904,013)		$2,792,403		$(757,968)		$(4,507,013)

Basic and diluted weighted average common stock outstanding	1,948,769								24,124,568
Basic and diluted loss per share from continuing operations	(0.87)								(0.19)
Basic and diluted loss per share from discontinued operations	(0.17)								-
Basic and diluted loss per share	(1.04)								(0.19)

See accompanying notes to the unaudited pro forma condensed combined financial statements

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(Amounts expressed in United States dollars, except for number of shares)

Note 1. Description of Transactions

On November 15, 2023, WaveDancer, Inc. a Delaware corporation (“WaveDancer” or the “Parent”), FFN Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and Firefly Neuroscience, Inc., a Delaware corporation (“Firefly” or the “Company”) entered into an Agreement and Plan of Merger (as may be amended from time to time, the “Merger Agreement”). The Merger Agreement was amended on January 12, 2024 (“First Amendment”).

In accordance with the Merger Agreement, Merger Sub will merge into Firefly which will become a wholly owned subsidiary of WaveDancer, WaveDancer will change its name to Firefly Neuroscience, Inc., and the Firefly shares will be converted into WaveDancer shares (“Merger”). In connection with the Merger Agreement, on November 15, 2023, WaveDancer entered into a Stock Purchase Agreement (“Tellenger Sale Transaction”) with Wavetop Solutions, Inc. (“Wavetop”), a company owned and controlled by WaveDancer’s chief executive officer, to sell all of the outstanding shares of Tellenger Inc. (“Tellenger”) to Wavetop. Tellenger is the company through which WaveDancer operates its day-to-day business. In addition, at the effective time of the Merger, WaveDancer is required, with limited exception, to have no liabilities and to not retain any material assets other than cash.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the merger (“Effective Time”), (a) each outstanding share of capital stock of Firefly will be converted into the right to receive the number of shares of the combined company’s common stock equal to the exchange ratio described below and (b) each outstanding Firefly stock option, whether vested or unvested, and warrant that has not been exercised prior to the Effective Time will be assumed by WaveDancer and converted into a stock option or warrant, as the case may be, to purchase shares of WaveDancer common stock at the Exchange Ratio. For the purposes of the unaudited pro forma condensed combined financial information, the exchange ratio is assumed to be 0.42 and the fair value of the shares of the Company post-merger is estimated at $2.25 USD. The $2.25 USD fair value assumption is based on the approximate trading price of the WaveDancer, Inc. common shares on the Nasdaq Stock Market at the time of the issuance of these unaudited pro forma condensed combined financial information.

Under the Exchange Ratio formula in the Merger Agreement, as of immediately following the Merger, Firefly equity holders are expected to own approximately 92% of the aggregate number of shares of the combined company and WaveDancer equity holders are expected to own approximately 8% of the combined company. The Exchange Ratio will be fixed immediately prior to the Effective Time to reflect WaveDancer’s and Firefly’s equity capitalization as of immediately prior to such time. See “The Merger Agreement — Exchange Ratio” for more information.

For the purposes of the unaudited pro forma condensed combined financial information, the accounting policies of WaveDancer and Firefly are aligned with no differences. Accordingly, no effect has been provided for the pro forma adjustments described in notes to the unaudited pro forma condensed combined financial information.

Note 2. Basis of Presentation

The merger between Merger Sub and Firefly will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, WaveDancer will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Reverse Recapitalization will be treated as the equivalent of Firefly issuing stock for the net assets of WaveDancer, accompanied by a recapitalization. The net assets of WaveDancer will be stated at their fair value, which is expected to approximate book value because of their short-term nature. No goodwill or other intangible assets are expected to be recognized. Any excess consideration transferred over the fair value of the net assets of WaveDancer will be reflected as an adjustment to equity. Subsequent to the Merger, the historical registrant financial statements prior to the Reverse Recapitalization will be those of Firefly, since Firefly’s business will be considered the predecessor.

The unaudited pro forma condensed combined balance sheet as of March 31, 2024 assumes that the Merger occurred on March 31, 2024. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2024 and for the year ended December 31, 2023 present pro forma effect of the Merger as if it had been completed on January 1, 2023. These periods are presented on the basis of Firefly being the accounting acquirer.

The unaudited pro forma condensed combined financial information should be read in conjunction with:

●

WaveDancer’s audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2023, as contained in the Form 10-K filed on March 20, 2024 with the U.S. Securities and Exchange Commission (SEC).

●

WaveDancer’s unaudited condensed consolidated financial statements and accompanying notes as of and for the three months ended March 31, 2024 as contained in its Quarterly Report on Form 10-Q filed on May 14, 2024 with the SEC.

●	Firefly’s audited consolidated financial statement as of and for the years ended December 31, 2023.

●	Firefly’s unaudited consolidated financial statements as of and for the three months ended March 31, 2024.

●	The other information contained in or incorporated by reference into this filing.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, dis-synergies, operating efficiencies, tax savings or cost savings that may be associated with the Merger.

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the merger, and (2) factually supportable. The pro forma adjustments reflecting the completion of the Merger are based on certain currently available information and certain assumptions and methodologies that WaveDancer believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated.

Basic and Dilute Weighted Average Common Shares Outstanding

	3 Months Ended March 31, 2024	Year Ended December 31, 2023
Firefly outstanding number of shares reported on quarterly and audited financial statements, respectively	49,948,700	49,948,700
Estimated Exchange Ratio	0.42	0.42
Estimated WaveDancer shares to be issued to Firefly shareholders at closing	20,978,454	20,978,454
Estimated additional shares to be issued relating to concurrent transactions disclosed within note 3(l), 3(m), 3(n), 3(p), 3(r)	1,197,345	1,197,345
Weighted average common stock outstanding of WaveDancer reported on Forms 10-Q and 10-K respectively	2,013,180	1,948,769
Pro forma weighted average common stock outstanding	24,188,979	24,124,568

Note 3. Pro Forma Adjustments – Unaudited Pro Forma Condensed Balance Sheets as of March 31, 2024

a)	Represents receipt of $1.5 million of cash consideration to be received for the Tellenger Sale Transaction.

b)

Tellenger’s assets and liabilities, except cash, will be transferred to Wavetop as part of the Tellenger Sale Transaction. The adjustments presented are made to remove the balances that are recorded on the Tellenger's accounting records and/or are directly related to the Tellenger operation and would be included in the Tellenger Sale Transaction.

c)	The Tellenger Sale Transaction results in a net loss which is recorded to accumulated deficit. The loss on sale is estimated as follows:

Cash consideration	$1,500,000
Liabilities assumed	769,196
Total consideration	2,269,196
Net book value of assets sold	(3,028,795)
Loss on sale	$(759,599)

d)

The adjustment to cash represents the settlement of WaveDancer’s outstanding liabilities as of the effective date of the Merger. The adjustment excludes payments for fees and expenses related to the Merger such as legal and professional fees and severance costs. The adjustment is estimated as follows:

Total WaveDancer liabilities eliminated	$(1,518,028)
Add back operating lease liability not settled in cash (see f.)	78,778
Income tax payable not carried forward	14,266
Net Cash Settlement of liabilities	(1,424,984)
Net cash adjustment	$(1,424,984)

e)

Reflects the payment of WaveDancer liabilities that, under the terms of the Merger Agreement, are to be settled for cash on or prior to the closing of the Merger. The settlement of liabilities is reflected in adjustment (d).

f)

WaveDancer has two office leases accounted for under ASC 842: Annapolis, MD and Fairfax, VA. The Fairfax lease amounts are included in the Tellenger sale adjustment amounts. The Annapolis lease will remain in force after the Merger. The remaining lease term is less than one year from the assumed Merger date. This adjustment removes the right of use asset and related operating lease liability amounting to $50,154 and $78,778, respectively. The security deposit amounting to $12,713 for the Annapolis office is assumed to be carried over to Firefly.

g)	Represents full valuation allowance of deferred tax assets amounting to $231,021 of the Company after giving effect to the sale of Tellenger and the Merger.

h)	Reflects the repayment of the revolving line of credit balance at the closing of the Merger. The repayment is reflected in adjustment (d).

i)

Reflects elimination of the share capital, treasury stock and accumulated deficit of WaveDancer in connection with the reverse capitalization accounting and to reflect the recording on the common shares issued to Firefly stockholders.

j)	Represents the net assets to be conveyed from WaveDancer to Firefly and recorded as additional paid-in capital on the Company’s balance sheet.

k)

Represents the issuance of $3,500,000 in preferred stock referred to as Series A preferred stock. The Series A preferred stock are convertible to common stock any time by holder at $2.00 per share or if closing price less than the conversion price, the greater of the agreed floor price or 85% Volume Weighted Average Price of the common stock on the date immediately preceding the conversion date. Management has also issued 0.55 common stock purchase warrants for every Series A preferred stock issued. The exercise price of common stock purchase warrants is $2.50. Under ASC 480, Distinguishing Liabilities from Equity, management has assessed that the Series A preferred stock and the common stock purchase warrants are classified as equity.

l)

Concurrently with the Merger, the Company will issue 180,469 common shares for consulting services to be received by the Company in the future. 82,118 of such common shares amounting to $184,766 at a fair value of $2.25 vest immediately. The pro forma financial information reflects the adjustment as the transaction is directly attributable to the Merger. Management has recognized an impairment on the prepaid services amounting to $105,188.

m)

Represents issuance of common shares amounting to $750,000 at Merger close in exchange for $250,000 worth of annual software development services for each of three consecutive calendar years following the Merger. Management estimates to issue approximately 333,334 common shares based on current estimated valuation of $2.25 per share.

n)

Represents issuance of common shares amounting to $1,000,000 at Merger close in exchange $333,333 worth of annual financial administration and capital markets consulting services for each of three consecutive calendar years following the Merger. Management estimates to issue approximately 444,444 common shares based on current estimated valuation of $2.25 per share.

o)

Reflects an adjustment of $400,000 in anticipated transaction cost for both WaveDancer and Firefly relating to the Merger such as adviser fees, legal and accounting expenses that were not incurred as of March 31, 2024.

p)

Concurrently with the Merger, the Company will issue approximately 61,320 common shares of the Company with an estimated fair value of $2.25 per share in settlement of payable to the employees and a related party of the Company amounting to $112,408. The pro forma financial information reflects the adjustment as the transaction is directly attributable to the Merger. Difference in the fair value of shares issued and debt settled is accounted as additional paid in capital and accumulated losses amounting to $2,442 for a related party and employees, respectively.

q)

Concurrently with the Merger, the Company will modify the exercise price of options issued an officer of the Company to $0.01 per share against full settlement of debt payable to the officer amounting to $45,000. The pro forma financial information reflects the adjustment as the transaction is directly attributable to the Merger. The difference between the debt settled and impact of modification of the option is accounted as additional paid in capital as the officer is a related party of the Company.

r)

Relates to restricted share units issued to two officers of Firefly under the Company’s restricted share units plan amounting to $400,000. The restricted share units vest on the effective date of the Merger. The vesting of the restricted share units is expected to result in the issuance of 177,778 common shares of the Company.

s)

Relates to 152,332 options issued to two officers of the Company. The options vest on the effective date of the Merger and the total fair value of the options is estimated at $341,834 based on the Black-Scholes model. Key assumptions include the share price of $2.25, risk free rate of 4.35%, 0% dividend yield, expected volatility of 270%, and expected life of 5 years.

t)

Represents issuance of common shares amounting to $225,000 at Merger close in exchange for $75,000 worth of annual business development & consulting services for each of three consecutive calendar years following the Merger. Management estimates to issue approximately 100,000 common shares based on current estimated valuation of $2.25 per share.

u)

Represents issuance of common shares amounting to $950,000 at Merger close in exchange for $316,667 worth of annual business development & consulting services for each of three consecutive calendar years following the Merger. Management estimates to issue approximately 422,222 common shares based on current estimated valuation of $2.25 per share.

Note 4. Pro Forma Adjustments - Unaudited Pro Forma Condensed Statement of Operations for the Three Months Ended March 31, 2024

a)	Reflects reversal of WaveDancer's corporate net expenses incurred during the three months ended March 31, 2024 amounting to $1,018,183 that would not be incurred from the Merger date.

b)	Reflects reversal of transactions related to Tellenger that will be transferred to Wavetop as part of the Tellenger Sale Transaction amounting to a net income of $344,233.

c)

Relates to 97,524 options issued by the Company in prior period that vest upon a liquidity event such as the Merger, resulting in $218,857 of expense. The pro forma financial information reflects the adjustment as the transaction is directly attributable to the Merger. The fair value of the options is estimated based on the Black-Scholes option-pricing model. Key assumptions include the share price of $2.25, risk free rate of 4.35%, 0% dividend yield, expected volatility of 270%, and expected life of 5 years.

Note 5. Pro Forma Adjustments - Unaudited Pro Forma Condensed Statement of Operations for the Year Ended December 31, 2023

a)	Reflects an adjustment of $400,000 in anticipated transaction cost for both WaveDancer and Firefly relating to the Merger such as adviser fees, legal and accounting expenses.

b)

Reflects reversal of WaveDancer's corporate net expenses incurred during the year ended December 31, 2023 amounting to $2,792,403 that would not be incurred from the Merger date. These costs include reversal of gain on litigation settlement, sale of equity investment and settlement of contingent consideration receivable, the equity in the net loss of affiliate, and other income.

c)	Reflects reversal of transactions related to Tellenger that will be transferred to Wavetop as part of the Tellenger Sale Transaction amounting to a net income of $757,968.

d)

Relates to restricted share units issued to two officers of Firefly under the Company’s restricted share units plan amounting to $400,000. The restricted share units vest on the effective date of the Merger. The vesting of the restricted share units is expected to result in the issuance of 177,778 common shares of the Company.

e)

Relates to 347,373 options issued by the Company in prior period that vests upon a liquidity event such as the Merger, resulting in $779,548 of expense. The fair value of the options is estimated based on the Black-Scholes option-pricing model. Key assumptions include the share price of $2.25, risk free rate of 4.35%, 0% dividend yield, expected volatility of 270%, and expected life of 5 years.

f)

Concurrently with the Merger, the Company will issue approximately 45,829 common shares of the Company with an estimated fair value of $2.25 per share in settlement of payable to the employees amounting to $105,556. Difference in the fair value of shares of issued to employees and the debt settled is accounted as expense. The pro forma financial information reflects the adjustment as the transaction is directly attributable to the Merger.

g)

Relates to recognition of impairment on the prepaid services amounting to $326,906 calculated as the excess of the fair value of 180,660 shares issued for services to be received in the future over the value of the agreed service of $ 79,578. Fair value of each share is assumed to be $2.25.